                      LICENSE


     THIS AGREEMENT is made and entered into as of
the  5th  day  of  September,1997 by  and  between
Mississippi Baptist Health Systems, Inc.,  a  not-
for-profit  Mississippi  corporation  (hereinafter
called   "MBHS")   and  Emeritus  Corporation,   a
Washington  corporation  and  its  subsidiary  and
affiliated   corporations,   including    Emeritus
Properties I, Inc., a Washington corporation,  and
any  limited  liability companies and partnerships
in   which  Emeritus  and/or  such  affiliated  or
subsidiary corporations alone or in conjunction with MBHS and/or its qualified affiliates are the sole members or partners (hereinafter collectively called "Licensee").

                     RECITALS

     A. MBHS is the sole owner of its name, trade name and certain trademarks relating to MBHS, and any and all of its affiliates, which are specified in Exhibit A attached hereto (hereinafter referred to as the "Marks"), and any copyrights relating to or arising from the use of the Marks (the
"Related Rights"); and has the sole right to grant
Licenses for the use thereof.

     B.  Licensee desires to obtain a  license  to
use the Marks, and the Related Rights of MBHS,  in
connection  with  the development,  operation  and
maintenance  of  assisted  living  facilities   in
Mississippi (the "License").

     C.  Pursuant  to  that Master  Agreement  and
Subordination  Agreement  of  even  date  herewith
between    MBHS   and   Licensee   (the    "Master
Agreement"),   Emeritus  agrees   to   cause   its
subsidiary, Emeritus Properties I, Inc. ("EP I") to grant to MBHS a 50% Economic Interest in that 80 unit assisted living facility operated by EP I, and commonly known as Ridgeland Court and located in Ridgeland, Mississippi and MBHS agreed to grant
Licensee a License and to authorize the use of said Marks and Related Rights upon the terms and conditions hereinafter stated.

     D. By Economic Interest Assignment Agreement and Subordination Agreement of even date herewith
(the  "Assignment Agreement"), Emeritus has caused
EP I to grant the Economic Interest contemplated by the Master Agreement.

     E. Emeritus and MBHS are now interested in documenting the terms and conditions under which the License shall be granted to Emeritus.

     NOW,  THEREFORE,  in  consideration  of   the
premises and mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:







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

                     AGREEMENT

     1. GRANT OF LICENSE. In consideration for the
execution   and   delivery   of   the   Assignment
Agreement, MBHS hereby grants to Licensee the non-
exclusive  right  to  use the  Marks  and  Related
Rights  to  identify each of the facilities  which
serves  as  assisted  living  facilities  for  the
elderly  identified  by  location  on  Exhibit   B
attached hereto as such Exhibit B may hereafter be
amended  or modified from time to time  by  mutual
agreement    of    the   parties    hereto    (the
"Facilities"), to use the Marks and Related Rights
for   the   purpose   of  developing,   marketing,
operating  and maintaining the Facilities  and  in
conjunction  therewith,  to  use  the  Marks   and
Related Rights in furtherance of the purposes for which this License is issued. Where Exhibit B refers to more than one Facility, every reference hereafter in this License shall be deemed to be a reference to each such Facility. Notwithstanding the non-exclusive nature of the License granted hereunder, nothing herein shall be construed as permitting MBHS to grant a similar License to any person or entity unaffiliated with MBHS providing services or facilities in competition with the Facilities.

     2. TERM OF AGREEMENT.

     (a)  The  term of this License shall commence
on  the  date  set forth above and shall  continue
until  terminated  by  mutual  agreement  of   the
parties,   unless  earlier  terminated   by   MBHS
pursuant to Sections 2(b) or 2(c).

     (b) Licensee acknowledges that elder care  is
an  integral  part of the health care  mission  of
MBHS.  Licensee also acknowledges that MBHS  is  a
Southern  Baptist  health  care  organization.  As
such,  Licensee agrees not (i) to advocate,  allow
or  condone euthanasia or assisted suicide at  the
Facilities,  even  were  these  practices  to   be
legalized or (ii) violate the Guiding Principles attached hereto as Exhibit C, and that a breach of this provision would entitle MBHS to terminate this Agreement.

     (c) In addition to the termination rights provided for in Section 2(b), this Agreement shall terminate in the event the Release and Development
Conditions (as that term is defined in the  Master
Agreement) are not satisfied by the end of the Release and Development Period and MBHS provides an Election Notice to Emeritus pursuant to Section
5(a)(i) of the Master Agreement. Such termination shall be effective as of the date of the Election
Notice.


     (d)   Upon   termination  of  this   License,
Licensee  and  its affiliates will  within  thirty
(30) days thereafter (i) cease the further use  of
the  Marks  and the Related Rights, including  but
not  limited  to the names "Mississippi  Baptist,"
"Mississippi  Baptist  Health  Systems,"  "Baptist
Health  Systems" and "Mississippi Baptist  Medical
Center"   in   connection  with  the  development,
marketing,  operation  and  maintenance   of   the
Facilities and (ii) destroy all promotional and all marketing or other materials then in its possession or control using or displaying the Marks or Related Rights.



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     3.  LIMITATIONS  ON LICENSE.  No  license  is
granted  hereunder for use of the Marks or Related
Rights for any purpose other than the development,
marketing,  operation  and  maintenance   of   the
Facilities  and other than on the terms  expressly
provided  herein.  In addition, unless  and  until
title to the Ridgeland Facility is transferred  to
the  Ridgeland  LLC  (as  defined  in  the  Master
Agreement),  Licensee  shall  use  the  Marks  and
Related  Rights  with  the  designation  that  the
project  or service at issue is "affiliated  with"
Mississippi  Baptist, Mississippi  Baptist  Health
Systems,   Baptists  Health  Systems,  Mississippi
Baptist  Medical Center or a similar  designation,
it  being  understood  and agreed  that  any  such
projects  or  services shall be  designated  as  a
project   or   service  of  Mississippi   Baptist,
Mississippi Baptist Health Systems, Baptist Health
Systems, Mississippi Baptist Medical Center  or  a
similar  designation  after  MBHS  has  a   direct
ownership interest in the Ridgeland Facility. All rights not expressly granted to Licensee in the Agreement are reserved by MBHS.


     4.  COMPLIANCE WITH LAWS. With respect to the
Facilities, Licensee shall at all times conform to
all  applicable,  federal, state and  local  laws,
rules   and  regulations,  ordinances  and   other
enactments including, but not limited to, those relating to the development, marketing, operation and maintenance of Facilities for assisted living for the elderly.

     5. RESERVED RIGHTS. MBHS reserves the right, by itself or its designees, upon reasonable notice to periodically inspect the Facilities and/or any use of the Marks or Related Rights by Licensee to ensure that such use, as well as the marketing and operation of such Facilities, is consistent with the standards and Guiding Principles attached hereto as Exhibit C. Licensee shall forward to MBHS's representative samples of materials using the Marks and Related Rights upon MBHS's periodic request.

     6. INDEMNIFICATION. Licensee shall indemnify,
defend and hold MBHS, its subsidiaries, affiliates
and    their   respective   directors,   officers,
trustees,    employees,   insurers   and    agents
(collectively,  the "Indemnitees")  harmless  from
and  against  any  and  all  claims,  liabilities,
judgments, penalties, settlements, losses, damages
and expenses, including court costs and reasonable
attorneys'  fees,  incurred or suffered  by  these
parties,  which arise out of a breach by  Licensee
of  its obligations under this Agreement or  which
are  imposed against the Indemnitees in connection
with  the  operation by Licensee of the Facilities
solely  as  a  result  of the  existence  of  this
Agreement,  as compared to or as a result  of  any
other ownership interest in or relationship to the
Facilities which MBHS may have under the terms  of
the  Master  Agreement or any  documents  executed
pursuant  thereto or any actions or  omissions  of
MBHS  hereunder  or  thereunder.  MBHS  agrees  to
immediately  provide Licensee and  its  and  their
respective    directors,   officers,    employees,
insurers   and   agents,  with   notice   of   any
allegations of trademark or copyright infringement based upon specifically authorized uses of the Marks or Related Rights and to indemnify, defend and hold Licensee harmless from and against any and all claims, liabilities, judgments, penalties, settlements, losses, costs, damages and expenses, including court costs and reasonable attorneys' fees, arising by reason of or in connection with allegations of trademark or copyright infringement based upon specifically

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

authorized uses of the Marks or Related Rights or the breach by MBHS of its obligations under this Agreement.


     7.  INSURANCE. Licensee shall  at  all  times
name  MBHS as an additional insured or loss payee,
as  appropriate,  on the insurance  maintained  by
Licensee with respect to the Facilities under  the
terms   of   any  applicable  lease  or  financing
documents. Licensee and MBHS acknowledge and agree
that  with  respect  to the  Facility  located  in
Ridgeland,  Mississippi,  Licensee  is   currently
required to maintain in effect the insurance described in Exhibit D hereto. Licensee shall cause its insurance companies to send to MBHS, a certificate of insurance verifying such coverages within thirty (30) days of the execution of this License. Each certificate shall provide that MBHS shall be notified by Licensee's insurance company not less than thirty (30) days in advance of any proposed change in or termination of Licensee's insurance coverage. Licensee or its insurance companies shall provide annual confirmation of all Licensee's insurance coverages promptly following renewal thereof.


     8.  MARK DESIGNATION. All copyrights relating
to  or  arising  from the use  of  the  Marks  and
Related  Rights under this Agreement shall  belong
to  MBHS  and  shall bear the following  copyright
notice:   "O   1997  Mississippi  Baptist   Health
Systems, Inc.", where the year is that in which the work was created. All trademarks, designs, slogans and copyrights created or developed by or on behalf of Licensee which relate to or arise from the Marks or the Related Rights licensed to Licensee hereunder are hereby assigned to MBHS.


     9.  ASSIGNMENT. This License and  all  rights
and duties thereunder are personal to Licensee and
shall  not  (without the prior written consent  of
MBHS)   be   assigned,  sublicensed  or  otherwise
encumbered  or  alienated  by  Licensee   or   its
affiliates or by operation of law or otherwise. In
the   event   of   any  attempted  assignment   or
encumbrance or other alienation by operation of law or otherwise, this License shall immediately be null and void and of no effect as if it had never been discussed, negotiated and/or executed.

     10. SURVIVAL. The obligations of the parties under Sections 2(d) and 6 shall survive the termination of this License.


     11. GOVERNING LAW. This License shall be construed and interpreted in accordance with the laws of the State of Mississippi and in the courts located therein without giving effect to choice of law principles.

     12. ENTIRETY. This Agreement represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and may not be amended or modified except by written instrument signed by the parties hereto.



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

     13. ATTORNEYS FEES. In the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees, including its costs and fees on appeal.

     14.  COUNTERPARTS.  This  Agreement  may   be
executed in counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the day and year first set forth above.

                         MISSISSIPPI BAPTIST
                         HEALTH SYSTEMS, INC.

                         By: /s/ Kurt W. Metzner
                               -------------------
                               Kurt W. Metzner,
                               CEO/President

                         EMERITUS CORPORATION on
                         behalf of itself and its
                         affiliated and subsidiary
                         corporations including
                         Emeritus Properties I,
                         Inc.
                         By:  /s/ Raymond R. Brandstrom
                               -------------------------
                         Its:  President

























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